Exhibit 4.6
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of June 25, 2010, by and between Ceres, Inc., a Delaware corporation (the “Company”) and Rothschild Trust Guernsey Limited as Trustee F/B/O The Ambergate Trust (“Trust”); Oxford Bioscience Partners II, L.P. (“OBP II”); Oxford Bioscience Partners (Bermuda) II, Limited Partnership (“OBP Bermuda”); Oxford Bioscience Partners (Adjunct) II, L.P. (“OBP Adjunct”); Oxford Bioscience Partners (GS-Adjunct) II, L.P. (“GS-Adjunct”); Oxford Bioscience Management Partners II (“Oxford Management”); The Robert B. Goldberg Revocable Living Trust (“Goldberg”); Gimv N.V. (“Gimv); Adviesbeheer Gimv Life Sciences 2004 N.V. (“Adviesbeheer”); Artal Luxembourg S.A. (“Artal”); Quantum Industrial Partners LDC, a Cayman Island limited duration company (“Quantum”); SFM Domestic Investments LLC, a Delaware limited liability company (“SFM”); H&Q Healthcare Investors, a Massachusetts business trust (“H&Q Healthcare”); H&Q Life Sciences Investors, a Massachusetts business trust (“H&Q Life Sciences”); Oppenheimer International Growth Fund, a Massachusetts business trust (“Oppenheimer”); MassMutual International Equity Fund, a Massachusetts business trust (“MassMutual”); KBC Private Equity Fund Biotech N.V. (“Biotech”); KBC Private Equity N.V. (“KBC Private Equity”); Monsanto Company (“Monsanto”); QuestMark Partners LP (“QuestMark”); Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”); Galleon Diversified Fund, Ltd (“Galleon Diversified Fund”); Galleon Technology Offshore, Ltd (“Galleon Technology Offshore”) and The Kiley Revocable Trust (“Kiley”) (together, the “Stockholders”, and each individually, a “Stockholder”).
1.	Registration Rights.

1.1	Certain Definitions:
(a)	The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b)	The term “Registrable Securities” means (i) the common stock, par value $.01 per share of the Company (“Common Stock”) issuable or issued upon conversion of the Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series A Preferred Stock”), Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series B Preferred Stock”), Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series C Preferred Stock”), Series C-1 Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series C-1 Preferred Stock”), Series D Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series D Preferred Stock”), Series E Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series E Preferred Stock”), Series F Convertible Preferred Stock, par value $.01 per share, of the Company

(the “Series F Preferred Stock”), and Series G Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series G Preferred Stock”) or such other series of preferred stock issued by the Company that is convertible into Common Stock (such preferred stock, together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the “Preferred Stock”) currently held or hereafter acquired by any Stockholder, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned, (iii) all shares of Common Stock currently held or hereafter acquired by any Stockholder, and (iv) Common Stock issuable upon the exercise of warrants held by any Stockholder;
(c)	The number of shares of “Registrable Securities then outstanding” shall be determined by sum of (i) the number of shares of Common Stock outstanding which are Registrable Securities and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities;

(d)	The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.9 hereof; and

(e)	The term “Affiliate” means, in relation to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
1.2	Request for Registration.
(a)	If the Company shall receive at any time six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifteen percent (15%) of the Registrable Securities then outstanding then the Company shall:
          (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

          (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).
(b)	If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)	Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the chief executive officer of the Company (the “Chief Executive Officer”) stating that in the good faith judgment of the board of directors of the Company (the “Board of Directors”), it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

(d)	In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
          (i) after the Company has effected five (5) registration statements under the Securities Act, of which no more than three (3) registration statements may be on a form other than Form S-3, pursuant to this Section 1.2 and such registration statements have been declared or ordered effective by the SEC; or
          (ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.
1.3	“Piggyback” Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 2.1, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.5	Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Sections 1.2 and 1.3 for each Holder (which right may be assigned as provided in Section 1.9), including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.6	Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. In the event the underwriters limit the number of shares to be included, the securities to be included in the offering shall be determined by a pro rata apportionment among the selling stockholders, including parties entitled to similar piggyback rights, according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, including parties entitled to similar piggyback rights; provided, however, in no event shall any securities be included in the offering to the exclusion of Registrable Securities. For purposes of the preceding provision concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, Affiliates and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.7	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

1.8	Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:
(a)	To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
(b)	To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

(c)	Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)	The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.
1.9	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such Holder’s shares of Registrable Securities who, after such assignment or transfer, holds at least fifty thousand (50,000) shares of Registrable Securities (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any such assignee shall be subject to all rights and obligations hereunder and, if requested by the Company, shall agree in writing to be bound by the terms of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-

fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.
1.10	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would (a) allow such holder or prospective holder to include such securities as Registrable Securities under this Agreement or which would provide such holder or prospective holder with registration rights under another agreement without the written consent of the Holders of a majority of the Registrable Securities then outstanding, or (b) give such holder or prospective holder the right to cause the Company to register such securities (whether under this Agreement or another agreement) without the consent of the Holders of a majority of the Registrable Securities then outstanding.

1.11	“Market Stand-Off” Agreement. Each Stockholder hereby agrees that during the period of no more than ninety (90) days, or such longer period of duration (but not to exceed one hundred eighty (180) days) as may be requested in writing by an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
1.12	Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of: (a) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public and (b) such time as the Holder would be able to dispose of all of its Registrable Securities in any three (3) month period under SEC Rule 144.
     2. Right of First Offer. Subject to the terms and conditions specified in this Section 2 and the standstill agreement contained in Section 3 hereof, the Company hereby grants to each Stockholder a right of first offer with respect to future sales by the Company of its Stock (as hereinafter defined). For purposes of this Section 2, Stockholder includes any general partners and Affiliates of a Stockholder provided, however, notwithstanding Section 1.1(f) hereof, in the case of Monsanto the word “Affiliates” where used in this Section 2 shall mean any wholly-owned subsidiary of

Monsanto. A Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Stock”), the Company shall first make an offering of such Stock to each Stockholder in accordance with the following provisions:
(a)	The Company shall deliver a notice by United States Postal Service registered or certified mail, Federal Express or United Parcel Service (“Notice”) to the Stockholders stating (i) its bona fide intention to offer such Stock, (ii) the number of shares of such Stock to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Stock.

(b)	By written notification received by the Company, within ten (10) calendar days after giving of the Notice, each Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such shares of Stock which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Stockholder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Stockholder which purchases any portion of the shares of Stock available to it (an “Exercising Stockholder”) of any other Stockholders’ failure to do likewise. During the ten (10) day period commencing after receipt of such information (the “Initial Pass-Around Period”), each Exercising Stockholder shall be entitled to obtain that portion of the shares of Stock not subscribed for by the Stockholders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Exercising Stockholder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Exercising Stockholders who wish to purchase some of the unsubscribed shares. After the expiration of the Initial Pass-Around Period, the Company shall promptly, in writing, inform each Stockholder which purchases any portion of the shares of Stock available to it during the Initial Pass-Around Period of any other Stockholders’ failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Exercising Stockholder shall be entitled to obtain that portion of the shares of Stock not subscribed for by the Stockholders during the Initial Pass-Around Period which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Exercising Stockholder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Exercising Stockholders who wish to purchase some of the unsubscribed shares.

(c)	If all shares of Stock which Stockholders are entitled to obtain pursuant to subsection 2(b) are not elected to be obtained as provided in subsection 2(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2(b) hereof, offer the remaining unsubscribed portion of such shares of Stock to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the shares of Stock within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revoked and such shares of Stock shall not be offered unless first reoffered to the Stockholders in accordance herewith.

(d)	The right of first offer in this Section 2 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to the Company’s employees, directors or consultants for the primary purpose of soliciting or retaining their employment or services, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, including any warrants and any shares of outstanding Preferred Stock, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve (12) month period do not exceed five percent (5%) of the then outstanding Common Stock (assuming full conversion and exercise of all convertible and exercisable securities), or (vi) the issuance of shares of Series G Preferred Stock (or Common Stock issuable upon the conversion of such Series G Preferred Stock) issued or issuable pursuant to that certain Series G Preferred Stock Purchase Agreement of even date herewith (the “Series G Stock Purchase Agreement”).

(e)	The right of first offer set forth in this Section 2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, (ii) such right is assignable between and among any of the Holders, (iii) such right is assignable by each Holder to a trust established by such Holder, and (vi) such right may be assigned by a Holder to a transferee or assignee of such Holder’s shares of Registrable Securities who, after such assignment or transfer, holds at least fifty thousand (50,000) shares of Registrable Securities (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights of first offer are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any such assignee shall be subject to all rights and obligations hereunder and, if requested by the Company, shall agree in writing to be bound by the terms of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.
(f)	The right of first offer set forth in this Section 2 shall expire upon the consummation of a bona fide, firmly underwritten public offering of shares of Common Stock of the Company, registered under the Act pursuant to a registration statement on Form S-1.

(g)	To the extent that any Exercising Stockholder is required by law to make a filing or comply with a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hard-Scott-Rodino Act”), in connection with such Exercising Stockholder’s exercise of its rights under this Section 2, the closing of any such purchase by such Exercising Stockholder shall be extended by a period of up to fifty (50) days from the date of the Company’s Notice pursuant to Section 2(a), and the Company and such Exercising Stockholder shall use commercially reasonable efforts to comply with such Act, to the extent required by law in order to enable such Exercising Stockholder to exercise its rights hereunder at the expense of such Exercising Stockholder; provided, however, that in the event that such Exercising Stockholder has not received the required clearance under the Hard-Scott-Rodino Act by the expiration of such fifty (50) day period, such Exercising Stockholder shall be deemed to have declined the exercise of its rights under this Section 2.
3.	Standstill.
(a)	Monsanto will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (“Board”), (i) acquire

(or offer or agree to acquire) any additional Voting Stock (as defined below) if, as a result, Monsanto would beneficially own more than 15% (on a fully diluted basis) of the then outstanding Voting Stock; or (ii) directly or indirectly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to the recommendation of the majority of the Board (subject to the terms of the Amended and Restated Voting Agreement of even date herewith (the “Voting Agreement”)). Notwithstanding the foregoing, Monsanto will not be obligated to dispose of any Voting Stock it owns or otherwise acquires in a transaction which does not violate the terms of this standstill provision.
(b)	Monsanto will cause its Affiliates (as defined in Section 1.1(f)) to comply with the provisions of this Section 3, whether directly or indirectly, individually or as part of a “group” (as such term is defined in Rule 13d-5 under the 1934 Act). When used in this Section 3, the term Monsanto includes Monsanto together with its Affiliates (as defined in Section 1.1(f)).

(c)	The standstill provisions contained in this Section 3 shall not apply to any transaction in which a Monsanto Competitor makes a bona fide written offer, or directly or indirectly solicit proxies or consents or becomes a participant in a solicitation (as such terms are defined in Regulation 14A under the 1934 Act), to acquire shares of Voting Stock, which following consummation of such acquisition, would result in a Monsanto Competitor beneficially owning more than 50% of then outstanding Voting Stock on a fully diluted basis or otherwise obtaining control (as such term is defined in Rule 12b-2 under the 1934 Act) of the Company.

(d)	For purposes of this Section 3, the term “Voting Stock” means the Common Stock and any preferred stock of the Company possessing voting rights and eligible to participate in votes of all of the Company’s stockholders pursuant to the Company’s Certificate of Incorporation and Delaware law, and includes any options, convertible securities or other rights to acquire such stock.

(e)	For purposes of this Section 3, the term “Monsanto Competitor” means any of Delta and Pineland Company, E.I. DuPont de Nemours and Company, Dow Chemical Company, Aventis Cropscience S.A., Syngenta AG, BASF AG, Bayer AG, Societe Cooperative Agricole Limagrain, Advanta Seeds BV and KWS Kleinwanzlebener Saatzucht AG, and any entity that acquires (i) all or substantially the equity interests, assets or business of any Monsanto Competitor, whether directly or indirectly, through purchase, merger, consolidation or otherwise or (ii) any division or Affiliate (as defined in Section 1.1(f)) of a Monsanto Competitor having revenues or net assets of at least $20 million or at least 200 employees that develops, produces, markets, and sells, plant protection products, seed and other plan propagation products, or other technologies that are useful for the production or modification of Monsanto Crops.
4.	Miscellaneous.

4.1	Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, five (5) days after deposit in the United States mail by registered, certified or express mail or three (3) days after deposit with Federal Express or the United Parcel Service for overnight delivery addressed to the party to be notified at the address indicated for such party on the books of the Company, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

4.2	Entire Agreement. This Agreement represents the entire agreement between and among the Stockholders and the Company with respect to the subject matter hereof and supersedes any prior written or oral agreements concerning the same (including, without limitation, the Amended and Restated Investors’ Rights Agreement dated September 5, 2007, as amended, which agreement shall no longer be of any force or effect and will not bind the parties thereto); provided, however, that the effectiveness of this Agreement is conditioned upon the closing of the transactions contemplated by the Series G Stock Purchase Agreement.

4.3	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles.

4.4	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.5	Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of no less than seventy percent (70%) of the Registrable Securities then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder of Registrable Securities then outstanding without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders of Registrable Securities then outstanding in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.

4.6	Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

4.7	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company and each Stockholder have executed this Amended and Restated Investors’ Rights Agreement to be effective on the date first above written.

“COMPANY”

CERES, INC.

By:

Name: Richard W. Hamilton, Ph.D.
Title: President and Chief Executive Officer

“STOCKHOLDERS”

ROTHSCHILD TRUST GUERNSEY LIMITED AS TRUSTEE F/B/O THE AMBERGATE TRUST

By:	/s/ AF Cranchi /s/ SR Lowe

Name:	AF Cranchi SR Lowe
Title:	Assistant Director Manager

Address:	St. Peter’s House
Le Bordage
St. Peter Port
Guernsey
GY1 6AX

OXFORD BIOSCIENCE PARTNERS II, L.P.

By:

Name:
Title:

Address:

Investors’ Rights Agreement
Signature Page

          IN WITNESS WHEREOF, the Company and each Stockholder have executed this Amended and Restated Investors’ Rights Agreement to be effective on the date first above written.

“COMPANY”

CERES, INC.

By:	/s/ Richard W. Hamilton

Name: Richard W. Hamilton, Ph.D.
Title: President and Chief Executive Officer

“STOCKHOLDERS”

ROTHSCHILD TRUST GUERNSEY LIMITED AS TRUSTEE F/B/O THE AMBERGATE TRUST

By:	/s/ Stephen Lowe /s/ Anne le Cheminant

Name:	Stephen Lowe Anne le Cheminant
Title:	Authorized Signatures

Address:	St. Peter’s House
Le Bordage
St. Peter Port
Guernsey
GY1 6AX

OXFORD BIOSCIENCE PARTNERS II, L.P.

By:	/s/ E. M. Olivier

Name:	E. M. Olivier
Title:

Address:	30765 Pacific Coast Highway
Malibu, CA 90265

Investors’ Rights Agreement
Signature Page

OXFORD BIOSCIENCE PARTNERS (BERMUDA) II, LIMITED PARTNERSHIP

By:	/s/ E. M. Olivier

Name:	E. M. Olivier
Title:

Address:	30765 Pacific Coast Highway
Malibu, CA 90265

OXFORD BIOSCIENCE PARTNERS
(ADJUNCT) II, L.P.

By:	/s/ E. M. Olivier

Name:	E. M. Olivier
Title:

Address:	30765 Pacific Coast Highway Malibu, CA 90265

OXFORD BIOSCIENCE MANAGEMENT PARTNERS II

By:	/s/ E. M. Olivier

Name:	E. M. Olivier
Title:

Address:	30765 Pacific Coast Highway
Malibu, CA 90265

OXFORD BIOSCIENCE PARTNERS
(GS-ADJUNCT) II, L.P.

By:	/s/ E. M. Olivier

Name:	E. M. Olivier
Title:

Address:	30765 Pacific Coast Highway
Malibu, CA 90265
Investors’ Rights Agreement
Signature Page

THE ROBERT B. GOLDBERG REVOCABLE LIVING TRUST

By:	/s/ Robert Goldberg

Name:	Robert Goldberg

Address:

GIMV N.V.

By:	/s/ Koen Dejonckheere

Name:	Koen Dejonckheere
Title:	CFO

By:

Name:
Title:

Address:	Karel Oomsstraat 37 2018 Antwerp Belgium

ADVIESBEHEER GIMV
LIFE SCIENCES 2004 N.V.

By:	/s/ Koen Dejonckheere

Name:	Koen Dejonckheere
Title:	CFO

By:	/s/ Marc Vercruyesse

Name:	Marc Vercruyesse
Title:	Director

Address:	Karel Oomsstraat 37 2018 Antwerp Belgium

ARTAL LUXEMBOURG S.A.

By:	/s/ Anne Goffard

Name:	Anne Goffard
Title:	Managing Director

Address:	105 Grand Rue L-1661 Luxembourg Grand Duchy of Luxembourg
Investors’ Rights Agreement
Signature Page

QUANTUM INDUSTRIAL PARTNERS LDC

By:	/s/ Jay A. Schoenfarber

Name:	Jay A. Schoenfarber
Title:	Attorney-in-Fact

Address:

SFM DOMESTIC INVESTMENTS LLC

By:	/s/ Jay A. Schoenfarber

Name:	Jay A. Schoenfarber
Title:	Attorney-in-Fact

Address:

KBC PRIVATE EQUITY FUND BIOTECH N.V. (in vereffening)

By:	/s/ Peter Verhaeghe

Name:	Peter Verhaeghe
Title:	Liquidator

Address:	Havenlaan 12 1080 Brussels

KBC PRIVATE EQUITY N.V.

By:	/s/ Ann de Meulenaere /s/ Floris Vansina

Name:	Ann de Meulenaere Floris Vansina
Title:	Legal Advisor Managing Director

Address:

Investors’ Rights Agreement
Signature Page

H&Q HEALTHCARE INVESTORS

By:	/s/ Laura Woodward

Name:	Laura Woodward
Title:	Treasurer

Address:	2 Liberty Square Boston, MA 02109
Limitation of Liability. The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors.

H&Q LIFE SCIENCES INVESTORS

By:	/s/ Laura Woodward

Name:	Laura Woodward
Title:	Treasurer

Address:	2 Liberty Square Boston, MA 02109
Limitation of Liability. The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Sciences Investors.

OPPENHEIMER INTERNATIONAL GROWTH FUND

By:	/s/ George Evans

Name:	George Evans
Title:	VP

Address:

Limitation of Liability. The name Oppenheimer International Growth Fund is the designation of the Trustees for the time being under an Amendment No. 2 to the Declaration of Trust dated August 12, 2005, as amended, and all persons dealing with Oppenheimer International Growth Fund must look solely to the trust property for the enforcement of any claim against Oppenheimer International Growth Fund, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of Oppenheimer International Growth Fund.
Investors’ Rights Agreement
Signature Page

MASSMUTUAL INTERNATIONAL EQUITY FUND

By: OFI Institutional Asset Management, Inc., as sub-advisor to MassMutual International Equity Fund

By:	/s/ George Evans

Name:	George Evans
Title:	P.M., S.V.P.

Address:	2 World Financial Center 225 Liberty Street New York, NY 10281
Limitation of Liability. The name MassMutual Premier International Equity Fund is the designation of the Trustees for the time being under an Amendment No. 19 to the Declaration of Trust dated September 14, 2006, as amended, and all persons dealing with MassMutual Premier International Equity Fund must look solely to the trust property for the enforcement of any claim against MassMutual Premier International Equity Fund, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of MassMutual Premier International Equity Fund.

MONSANTO COMPANY

By:	/s/ Jennifer L. Woods

Name:	Jennifer L. Woods
Title:	Assistant General Counsel

Address:	800 N. Lindbergh Blvd. St. Louis, Missouri 63167

QUESTMARK PARTNERS LP

By:	/s/ Benjamin S. Schapiro

Name:	Benjamin S. Schapiro
Title:	Chairman & CEO

Address:	Suite 800 One South Street Baltimore, MD 21202
Investors’ Rights Agreement
Signature Page

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX, LLC, its General Partner

By: Warburg Pincus Partners, LLC, its Sole Member

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Chansoo Joung

Name:	Chansoo Joung
Title:

Address:	450 Lexington Avenue New York, NY 10015

GALLEON DIVERSIFIED FUND, LTD

By:	/s/ Carolyn A. Miller

Name:	Carolyn A. Miller, Esq.
Title:	Chief Legal Officer

Address:	575 Madison Avenue 24th floor New York, NY 10022

GALLEON TECHNOLOGY OFFSHORE, LTD

By:	/s/ Carolyn A. Miller

Name:	Carolyn A. Miller, Esq.
Title:	Chief Legal Officer

Address:	575 Madison Avenue 24th floor New York, NY 10022

THE KILEY REVOCABLE TRUST

By:	/s/ Thomas D. Kiley

Name:	Thomas D. Kiley

Address:	986 Baileyana Road Hillsborough, CA 94010
Investors’ Rights Agreement
Signature Page